                                                                    Exhibit 99.1

                  PANAMSAT REPORTS FIRST QUARTER 2004 RESULTS

             Company Revenues Increase As First U.S. High-Definition Satellite Neighborhood Is Turned On; Transaction With KKR Announced

WILTON, Conn., May 3, 2004 - PanAmSat Corporation (NASDAQ: SPOT) today reported financial results for the first quarter ended March 31, 2004 during which total revenues increased to $205.4 million compared to $199.8 million in 2003. An unusual non-cash charge of approximately $100 million resulted in reported earnings per share (EPS) being reduced from $0.21 to $(0.21) (3). Without this charge and the related income tax effect, the Company met or exceeded its guidance including maintaining a strong financial position with Free Cash Flow
(1) of $57.6 million for the first quarter compared to $37.8 million in the same period of 2003. The Company also ended the first quarter of 2004 with a cash balance of $612 million versus $511 million at the end of 2003 even after paying down $850 million in debt last year.

"Despite this weak market, we continued to deliver strong cash flow and profitability. Our reported financials were affected by an unusual non-cash charge that was due to an impairment loss on one of our in-orbit international spares, PAS-6, after the March 2004 failure of the satellite's power system. There were no customers on this satellite and there is no impact on our revenues," said Joe Wright, president and CEO of PanAmSat.

"During the quarter, we launched the first high-definition (HD) neighborhood on Galaxy 13 and signed one of the largest contracts in our history with the Fox Entertainment Group. As a result, PanAmSat has the industry's leading HD satellite neighborhoods with such powerhouses as Bravo HD+, Cinemax HD, ESPN HD, Encore HD, HBO HD, HDNet, HDNet Movies, Showtime HD, Starz! HD, TNT HD, the WB HD and Wealth TV. In fact, every major cable movie network is leveraging the power of the Galaxy fleet to launch their HD services. With more than 2,100 cable and broadcast channels already coming through our network, it is easy to see why the major programmers come to us to deliver their content," said Wright.

On April 20, 2004, PanAmSat and its 80.5 percent stakeholder, The DIRECTV Group, Inc. announced that they signed a definitive transaction agreement with affiliates of Kohlberg Kravis Roberts & Co. ("KKR") for the sale of PanAmSat Corp. at $23.50 in cash per share. The aggregate transaction value, including the expected assumption of approximately $750 million of net debt, is approximately $4.3 billion. Subject to applicable regulatory approvals, including the Federal Communications Commission and approval by the stockholders of PanAmSat, the transaction is expected to be completed in the second half of 2004. The boards of directors of both PanAmSat Corp. and The DIRECTV Group voted unanimously in favor of the transaction.

Wright continued, "For the past three years we have focused on improving the fundamentals of our business and we are now ready for growth. Over the course of the next several years, we will launch two more satellites to expand our HD offering and continue to develop our services to the U.S. Government, which is the single largest user of FSS services in the world. We will also continue to bring satellite-based products and services to market in partnership with our customers. Recently, we launched PASPort, our global hybrid satellite and fiber network as well

PanAmSat Reports First Quarter 2004 Results                             Page 2

as several new products under our PanAmSat On Demand brand. These include QuickSPOT, a family of auto-acquisition satellite terminals. We are also co-marketing with BT SatNet, skIP Broadband Services and others. As we move ahead, we will continue to focus on the delivery of strong financial results while maintaining our leadership in the delivery of advanced digital applications in the air and on the ground. We are delighted that KKR selected PanAmSat as its platform for growth in our industry. They, as we, have a well-deserved reputation for excellence and the delivery of results for their investors. "

FINANCIAL RESULTS FOR THREE MONTHS ENDED MARCH 31, 2004

Total revenues for the first quarter of 2004 were $205.4 million, compared to revenues of $199.8 million for the first quarter of 2003. Operating lease revenues were $201.2 million for the first quarter of 2004, compared to $195.4 million for the same period in 2003. The increase in operating lease revenues was primarily attributable to additional government services revenue related to our G2 Satellite Solutions segment (G2) and an increase in network services revenue. These increases were partially offset by lower video services revenues recorded primarily due to customer credit-related issues. Total sales and sales-type lease revenues were $4.2 million for the quarter ended March 31, 2004, compared to $4.3 million for the same period in 2003.

Total direct operating costs and selling, general & administrative costs for the three months ended March 31, 2004 were $57.2 million compared to $51.2 million for the same period in 2003. This increase is primarily attributable to costs related to revenues from G2.

On March 17, 2004, our PAS-6 satellite suffered an anomaly resulting in a loss of power. On April 1, 2004, this satellite experienced another anomaly and more significant loss of power. Following that event, we commenced deorbiting the satellite. As a result of the March 17 event, we recorded a non-cash impairment charge of $99.9 million within income from operations in the first quarter of 2004. This resulted in an approximate $63.3 million non-cash charge to net income after taxes. PAS-6 had been previously replaced and was used as a backup for another satellite. Accordingly, this event has not affected service to any of our customers and we anticipate that it will not affect our revenues in 2004. We do not plan to replace this satellite.

For the three months ended March 31, 2004, operating profit before depreciation and amortization (2) was $46.4 million, as compared to $148.5 million for the same period in 2003. This decrease was primarily the result of the PAS-6 impairment loss and a change in the revenue mix of the Company's services, including the previously mentioned increase in G2 revenue. Excluding the PAS-6 impairment loss recorded during the first quarter of 2004, our operating profit before depreciation and amortization and income from operations would have been $146.4 million (3) and $71.0 million (3), respectively.

For the three months ended March 31, 2004, net income (loss) was ($31.9) million, compared to $30.9 million for the same period in 2003. EPS was ($0.21) per share for the first quarter of 2004 compared to $0.21 per share for the first quarter of 2003. The change in net income and earnings per share was primarily due to the PAS-6 impairment loss and related income tax effect recorded during the first quarter of 2004 and the other changes in operating profit before depreciation and amortization described above. Excluding the PAS-6 impairment loss recorded during the first quarter of 2004, our earnings per share would have been $0.21 per share (3).

PanAmSat Reports First Quarter 2004 Results                             Page 3

SEGMENT INFORMATION

Our operations are comprised of the following two segments:

Fixed Satellite Services ("FSS") - We lease transponder capacity to customers for various applications, including broadcasting, news gathering, Internet access and transmission, private voice and data networks, business television, distance learning and direct-to-home television ("DTH") and provide telemetry, tracking and control services ("TT&C") and network services to customers.

Government Services ("G2 Satellite Solutions" [G2]) - We provide global satellite and related telecommunications services to the Federal government, international government entities, and their contractors through our wholly owned subsidiary, formerly a division of ours.


FSS Segment:
------------

---------------------------------------------------------------------
                                             Three Months Ended
                                                  March 31,
                                         ----------------------------
                                             2004            2003
---------------------------------------------------------------------
Revenue                                    $189,427        $195,672
---------------------------------------------------------------------
Operating Profit Before Depreciation
and Amortization (2)                       $ 44,224        $146,671
---------------------------------------------------------------------
Income (Loss) From Operations             ($ 30,673)       $ 74,414
---------------------------------------------------------------------

FSS revenues for the three months ended March 31, 2004 decreased $6.2 million compared to the same period in 2003. This decrease was primarily due to lower program distribution and DTH video revenues attributable to lower net new business and customer credit issues, partially offset by higher network services revenues and revenues related to satellite capacity leased to the G2 operating segment.

Video services revenues of $115.7 million for the three months ended March 31, 2004 decreased $11.1 million from the $126.8 million recorded during the same period in 2003. This decrease was primarily a result of lower DTH revenues due to customer credit issues and capacity reduction, which were largely associated with two customers.

Network services revenues of $55.1 million for the three months ended March 31, 2004 increased $4.7 million from the $50.4 million recorded during the same period in 2003. The increase in network services revenues is primarily a result of net new business recorded from network resellers. These increases were partially offset by lower Internet related revenues as a result of contract expirations.

Operating profit before depreciation and amortization and income from operations for the three months ended March 31, 2004 decreased by $102.4 million and $105.1 million, respectively, as compared to the same period in 2003. These decreases were primarily due to the loss on the impairment of PAS-6 of $99.9 million and lower revenue as described above. Excluding the PAS-6 impairment loss recorded during the first quarter of 2004, the operating profit before depreciation and amortization and income from operations of the FSS segment would have been $144.2 million(3) and $69.3 million(3), respectively.

PanAmSat Reports First Quarter 2004 Results                             Page 4


G2 Segment:
-----------

---------------------------------------------------------------------
                                              Three Months Ended
                                                   March 31,
                                          ---------------------------
                                            2004              2003
---------------------------------------------------------------------
Revenue                                    $21,816           $9,631
---------------------------------------------------------------------
Operating Profit Before Depreciation
and Amortization (2)                       $ 2,188           $1,871
---------------------------------------------------------------------
Income From Operations                     $ 1,750           $1,861
---------------------------------------------------------------------

The increase in G2 segment revenues of $12.2 million in 2004 reflects a full quarter of the acquisitions made during 2003, including Hughes Global Services and Esatel, as well as an increase in equipment-based sales as compared to the same period in 2003.

The increase in G2 segment operating profit before depreciation and amortization of $0.3 million resulted from higher revenue that includes a larger mix of equipment and non-satellite bandwidth sales, which carry lower margins. In addition, income from operations remained flat as a result of a full quarter of depreciation in 2004 on the Silver Spring teleport acquired with the Esatel business.

Financial Guidance for Second Quarter and Full-Year 2004

The Company projects its financial results for the second quarter and full-year 2004 will be as follows:

-------------------------------------------------------------------------------------------------------------------------
Consolidated                                          Second Quarter 2004                     Full Year 2004
-------------------------------------------------------------------------------------------------------------------------
Total revenues                                        $200 - $215 million                   $835 - $865 million
-------------------------------------------------------------------------------------------------------------------------
Operating profit before depreciation and
amortization (2)                                      $135 - $150 million                   $475 - $495 million
-------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                          $70 -  $80 million                   $280 - $310 million
-------------------------------------------------------------------------------------------------------------------------
Income from operations                                 $60 -  $75 million                   $165 - $195 million
-------------------------------------------------------------------------------------------------------------------------
Earnings per share                                  $0.17 - $0.23 per share               $0.40 - $0.55 per share
-------------------------------------------------------------------------------------------------------------------------
Capital expenditures                                   $50 - $70 million                    $165 - $195 million
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Segments                                              Second Quarter 2004                     Full Year 2004
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Revenues:
-------------------------------------------------------------------------------------------------------------------------
   FSS                                                $182 - 192 million                    $755 - 775 million
-------------------------------------------------------------------------------------------------------------------------
   G2                                                  $20 - 30 million                     $90 - $110 million
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Operating profit before depreciation and
amortization(2) :
-------------------------------------------------------------------------------------------------------------------------
   FSS                                                $135 - 145 million                    $465 - 480 million
-------------------------------------------------------------------------------------------------------------------------
   G2                                                   $1 - 5  million                      $10 - 15 million
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Income from operations:
-------------------------------------------------------------------------------------------------------------------------
   FSS                                                 $60 - 70 million                      $155 - 180 million
-------------------------------------------------------------------------------------------------------------------------
   G2                                                   $1 - 5 million                        $10 - 15 million
-------------------------------------------------------------------------------------------------------------------------

PanAmSat Reports First Quarter 2004 Results                              Page 5


NON-GAAP FINANCIAL RECONCILIATION SCHEDULES

The tables below are non-GAAP disclosures. Management encourages readers to use GAAP disclosures referred to earlier in this release to evaluate the Company's results of operations. These non-GAAP tables are included to aid the reader in understanding our GAAP financial statements.

                                                                Second
Consolidated PanAmSat              First         First          Quarter         Full Year
                                  Quarter       Quarter           2004            2004
                                2004 Actual   2003 Actual       Guidance        Guidance
------------------------------------------------------------------------------------------
Operating profit before
depreciation and
amortization(2)                  $    46.4M      $148.5M       $135 - 150M     $475 - 495M

Less: Depreciation and
amortization                          75.3M        72.2M         $70 - 80M     $280 - 310M
                                 ----------      -------       -----------     -----------

Income (loss) from
operations                       $   (28.9M)     $ 76.3M         $60 - 75M     $165 - 195M
                                 ----------      -------       -----------     -----------
------------------------------------------------------------------------------------------
Net cash flow provided by
operating activities:            $    79.8M      $ 79.1M
Net cash flow provided by                                           N/A            N/A
(used in) investing
activities:                            6.7M      (42.1)M
(Sale)/Purchase of short-term
investments:                        (28.9)M         0.8M
                                 ----------      -------
Free Cash Flow (1)               $    57.6M      $ 37.8M
                                 ----------      -------
------------------------------------------------------------------------------------------
                                                                Second
       FSS Segment                 First         First          Quarter         Full Year
                                  Quarter       Quarter           2004            2004
                                2004 Actual   2003 Actual       Guidance        Guidance
------------------------------------------------------------------------------------------
Operating profit before
depreciation and amortization    $    44.2M       146.6M       $135 - 145M     $465 - 480M

Less: Depreciation and
amortization                          74.9M        72.2M         $70 - 80M     $280 - 310M
                                 ----------      -------       -----------     -----------
Income (loss) from operations    $   (30.7M)     $ 74.4M         $60 - 70M     $155 - 180M
                                 ----------      -------       -----------     -----------
------------------------------------------------------------------------------------------
                                                                Second
       G2 Segment                  First         First          Quarter         Full Year
                                  Quarter       Quarter           2004            2004
                                2004 Actual   2003 Actual       Guidance        Guidance
------------------------------------------------------------------------------------------
Operating profit before
depreciation and amortization(2) $     2.2M      $  1.9M           $1 - 5M     $  10 - 15M

Less: Depreciation and
amortization                           0.4M          - M               - M             - M
                                 ----------      -------       -----------     -----------
Income from operations           $     1.8M      $  1.9M         $10 - 15M         $1 - 5M
                                 ----------      -------       -----------     -----------
------------------------------------------------------------------------------------------

PamAmSat Reports First Quarter 2004 Results                               Page 6


(1) Free Cash Flow, which is a non-GAAP financial measure, equals net cash provided by operating activities plus (less) net cash provided by (used in) investing activities (excluding purchases and sales of short-term investments) as presented in the attached Summarized Statements of Cash Flows. This measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flow as determined in accordance with accounting principles generally accepted in the United States of America. PanAmSat's management uses Free Cash Flow to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. PanAmSat believes Free Cash Flow is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. PanAmSat's management also uses this metric to measure cash flows generated from operations that could be used to service debt, fund future capital expenditures or pay taxes. Free Cash Flow does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Free Cash Flow as presented herein may not be comparable to similarly titled measures reported by other companies.

(2) Operating profit before depreciation and amortization, which is a non-GAAP financial measure, is the sum of income (loss) from operations and depreciation and amortization as presented in the attached Summaries of Operating Results and Selected Segment Data. This measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. PanAmSat's management uses Operating profit before depreciation and amortization to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. PanAmSat believes Operating profit before depreciation and amortization is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. PanAmSat's management also uses this metric to measure income generated from operations that could be used to service debt, fund future capital expenditures or pay taxes. In addition, multiples of current or projected Operating profit before depreciation and amortization are used to estimate current or prospective enterprise value. Operating profit before depreciation and amortization does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Operating profit before depreciation and amortization as presented herein may not be comparable to similarly titled measures reported by other companies.

PAS - 6 IMPAIRMENT LOSS RECONCILIATION SCHEDULE

The following schedule reconciles certain amounts presented in the attached Summary of Operating Results and Selected Segment Data to amounts reflected within this earnings release which exclude the impact of the PAS-6 impairment loss recorded during the first quarter of 2004.

---------------------------------------------------------------------------------------------------------------------------
                                       For the three months ended March 31, 2004
---------------------------------------------------------------------------------------------------------------------------
                                   Operating profit before
                                       depreciation and         Income (loss)          Net Income           Earnings (loss)
                                       amortization (2)        from Operations           (loss)                per share
---------------------------------------------------------------------------------------------------------------------------
Consolidated
Reported                                   $ 46,412                $(28,923)            $(31,929)                $(0.21)
PAS-6
Impairment loss                              99,946                  99,946               63,336                   0.42
                                           --------                --------             --------                 ------
Adjusted (3)                               $146,358                $ 71,023             $ 31,407                 $ 0.21
                                           --------                --------             --------                 ------

FSS
Reported                                   $ 44,224                $(30,673)                N/A                     N/A
PAS-6
Impairment loss                              99,946                  99,946
                                           --------              ----------
Adjusted (3)                               $144,170                $ 69,273
                                           --------              ----------
---------------------------------------------------------------------------------------------------------------------------

(3) Amounts indicated are non-GAAP financial measures as they exclude the impact of the PAS-6 impairment loss recorded during the first quarter of 2004. These measures should be used in conjunction with GAAP financial measures presented in the attached Summary of Operating Results and Selected Segment Data and are not presented as an alternative measure of operating results as determined in accordance with accounting principles generally accepted in the United States of America. As the PAS-6 impairment loss is an unusual charge, we believe that the Company's operating results, excluding the impact of the PAS-6 impairment loss, are important to an understanding of the Company's ongoing results of operations. We believe

PanAmSat Reports First Quarter 2004 Results                              Page 7


these adjusted amounts may be more comparable to our historical and future operating results and therefore should be used in conjunction with our GAAP financial measures when evaluating our operating performance.

For more detailed information about our financial guidance and trends, please visit the "Financial Guidance/Recent Presentations" page of the Investor Relations section of our website located at http://www.panamsat.com. PanAmSat will hold a conference call at 11:00 a.m. ET on May 3, 2004 to discuss its first quarter 2004 financial results, as well as its financial outlook for 2004. The dial-in number is 1-800-406-5356 (domestic) or 1- 913-981-5572 (international). To listen to the call live via web cast, please visit www.panamsat.com.

ABOUT PANAMSAT
PanAmSat Corporation (NASDAQ: SPOT) is one of the world's top three satellite operators managing a global fleet of 29 satellites, 24 of which are wholly-owned by the Company, for the delivery of news, sports and other television programming. In total, this fleet is capable of reaching more than 98 percent of the world's population through cable television systems, broadcast affiliates, direct-to-home operators, Internet service providers and telecommunications companies. In addition, PanAmSat supports the largest concentration of satellite-based business networks in the U.S., as well as specialized communications services in remote areas throughout the world. PanAmSat is 80.5 percent owned by The DIRECTV Group Inc. For more information, visit the Company's web site at www.panamsat.com.

THE DIRECTV GROUP, INC.
The DIRECTV Group, Inc. (NYSE: DTV) formerly Hughes Electronics Corp. (NYSE:
HS), is a world-leading provider of digital multichannel television entertainment, broadband satellite networks and services, and global video and data broadcasting. The DIRECTV Group, Inc. is 34 percent owned by Fox Entertainment Group, which is approximately 82 percent owned by News Corporation Ltd.

NOTE: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. When used in this press release, the words "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe," and other similar expressions are intended to identify forward-looking statements and information. Actual results may differ materially from anticipated results due to certain risks and uncertainties, which are more specifically set forth in the "Financial Guidance/Recent Presentations" page of the Investor Relations section of our website and the Company's annual report on Form 10-K for the year ended December 31, 2003 on file with the Securities and Exchange Commission. These risks and uncertainties include but are not limited to (i) risks of launch failures, launch and construction delays and in-orbit failures or reduced performance, (ii) risk that we may not be able to obtain new or renewal satellite insurance policies on commercially reasonable terms or at all, (iii) risks related to domestic and international government regulation, (iv) risks of doing business internationally, (v) risks related to possible future losses on satellites that are not adequately covered by insurance, (vi) risks of inadequate access to capital for growth, (vii) risks related to competition, (viii) risks related to the Company's contracted backlog for future services, (ix) risks associated with the Company's indebtedness, (x) risks related to control by our majority stockholder and (xi) litigation. PanAmSat cautions that the foregoing list of important factors is not exclusive. Further, PanAmSat operates in an industry

PanAmSat Reports First Quarter 2004 Results                              Page 8


sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company's control.


                  FOUR PAGES OF FINANCIAL INFORMATION TO FOLLOW

PamAmSat Reports First Quarter 2004 Results                               Page 9


SUMMARY OF OPERATING RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
AMOUNTS IN THOUSANDS (EXCEPT SHARE DATA)

                                                                            PanAmSat         PanAmSat
                                                                            3/31/04           3/31/03
                                                                           ---------         ---------
REVENUES
Operating leases, satellite services and other                             $ 201,165         $ 195,420
Outright sales and sales-type leases                                           4,265             4,336
                                                                           ---------         ---------
Total Revenues                                                               205,430           199,756
                                                                           ---------         ---------
COSTS AND EXPENSES
Direct operating costs (exclusive of depreciation and amortization)           39,668            33,188
Selling, general & administrative costs                                       17,549            18,026
PAS-6 impairment loss                                                         99,946              --
Facilities restructuring and severance costs                                   1,855              --
                                                                           ---------         ---------
Total                                                                        159,018            51,214
                                                                           ---------         ---------

Operating income before depreciation and amortization                         46,412           148,542

Depreciation and amortization expense                                         75,335            72,267
                                                                           ---------         ---------

Income (loss) from operations                                                (28,923)           76,275
Interest expense, net                                                         31,086            34,275
                                                                           ---------         ---------

Income (loss) before income taxes                                            (60,009)           42,000
Income tax expense (benefit)                                                 (28,080)           11,142
                                                                           ---------         ---------
Net income (loss)                                                          ($ 31,929)        $  30,858
                                                                           ---------         ---------
Earnings (loss) per share                                                  $   (0.21)        $    0.21
                                                                           ---------         ---------
Weighted average common shares outstanding                                     150.2             150.0
                                                                           ---------         ---------

PamAmSat Reports First Quarter 2004 Results                              Page 10

SUMMARIZED BALANCE SHEETS
AS OF MARCH 31, 2004 AND DECEMBER 31, 2003
(AMOUNTS IN THOUSANDS)

                                                          ----------        ----------
                                                           3/31/04           12/31/03
                                                          ----------        ----------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                            $  612,339        $  511,248
     Short-term investments                                   10,013            38,936
     Accounts receivable, net                                 71,008            77,006
     Net investment in sales-type leases                      23,707            23,068
     Prepaid expenses and other                               21,931            20,428
     Insurance claim receivable                                 --             260,000
     Deferred income taxes                                     6,940             7,688
                                                          ----------        ----------

Total current assets                                         745,938           938,374
                                                          ----------        ----------

SATELLITES AND OTHER PROPERTY AND
    EQUIPMENT, Net                                         2,105,976         2,306,705
NET INVESTMENT IN SALES-TYPE
    LEASES                                                   106,841           116,653
GOODWILL                                                   2,244,553         2,243,611
RESTRICTED CASH                                              287,041              --
DEFERRED CHARGES                                             172,591           129,534
                                                          ----------        ----------

TOTAL ASSETS                                              $5,662,940        $5,734,877
                                                          ----------        ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities                  $   60,125        $   71,794
Current portion of long-term debt                            278,500             3,500
Current portion of satellite incentive obligations            13,476            12,654
Accrued interest payable                                      19,660            45,462
Deferred revenues                                             24,322            22,436
                                                          ----------        ----------
       Total current liabilities                             396,083           155,846
                                                          ----------        ----------

LONG-TERM DEBT                                             1,420,625         1,696,500
DEFERRED INCOME TAXES                                        399,261           430,512
DEFERRED CREDITS AND OTHER                                   296,807           273,261
                                                          ----------        ----------

TOTAL LIABILITIES                                          2,512,776         2,556,119
                                                          ----------        ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY                                       3,150,164         3,178,758
                                                          ----------        ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $5,662,940        $5,734,877
                                                          ----------        ----------

PamAmSat Reports First Quarter 2004 Results                              Page 11

SUMMARIZED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(AMOUNTS IN THOUSANDS)

                                                                         ---------         ---------
                                                                          3/31/04           3/31/03
                                                                         ---------         ---------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
      Net Income (loss)                                                  $ (31,929)        $  30,858
      Depreciation and amortization expense                                 75,335            72,267
      PAS-6 impairment loss                                                 99,946              --
      Facilities restructuring and severance costs                           1,855              --
      Changes in working capital and other accounts                        (65,392)          (24,006)
                                                                         ---------         ---------

              NET CASH PROVIDED BY OPERATING ACTIVITIES                     79,815            79,119
                                                                         ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
      Capital expenditures (including capitalized interest)                (21,684)          (33,081)
(a)
      Net sales (purchases) of short-term investments                       28,939              (830)
      Acquisitions, net of cash acquired                                      (522)           (8,216)
                                                                         ---------         ---------

              NET CASH PROVIDED BY (USED IN) INVESTING
              ACTIVITIES                                                     6,733           (42,127)
                                                                         ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES
      Repayments of debt                                                      (875)         (200,000)
      New incentive obligations                                             16,250              --
      Repayment of incentive obligations                                    (3,413)           (2,829)
      Stock issued in connection with employee benefit plans                 2,615             1,008
                                                                         ---------         ---------

              NET CASH PROVIDED BY (USED IN) FINANCING
              ACTIVITIES                                                    14,577          (201,821)
                                                                         ---------         ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                        (34)             --

NET  INCREASE (DECREASE)IN CASH AND CASH EQUIVALENTS                       101,091          (164,829)
CASH AND CASH EQUIVALENTS, beginning of period                             511,248           783,998
                                                                         ---------         ---------
CASH AND CASH EQUIVALENTS, end of period                                 $ 612,339         $ 619,169
                                                                         ---------         ---------

(a) Includes Capitalized Interest of $0.2 million and $4.9 million for the quarter ended March 31, 2004 and 2003, respectively.

PamAmSat Reports First Quarter 2004 Results                              Page 12

SELECTED SEGMENT DATA:

                                                                      Three Months Ended
                                                                 ---------------------------
                                                                           March 31,
                                                                 ---------------------------
                                                                          (in 000's)
                                                                    2004              2003
                                                                 ---------         ---------
FSS
Revenue                                                          $ 189,427         $ 195,672
Operating profit before depreciation and amortization(2)            44,224           146,671
Depreciation and Amortization Expense                               74,897            72,257
Income (loss) from operations                                      (30,673)           74,414
Capital Expenditures                                                21,684            33,081

G2
Revenue                                                             21,816             9,631
Operating profit before depreciation and amortization(2)             2,188             1,871
Depreciation and Amortization Expense                                  438                10
Income from operations                                               1,750             1,861
Capital Expenditures                                                  --                --

Eliminations
Revenue                                                             (5,813)           (5,547)

Total
Revenue                                                            205,430           199,756
Operating profit before depreciation and amortization(2)            46,412           148,542
Depreciation and Amortization Expense                               75,335            72,267
Income (loss) from operations                                      (28,923)           76,275
Capital Expenditures                                                21,684            33,081
